UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[x]    Soliciting Material Pursuant to Section 240.14a-12


                           SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.) Title of each class of securities to which transaction applies:

    2.) Aggregate number of securities to which transaction applies:

    3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

    4.) Proposed maximum aggregate value of transaction:

    5.) Total fee paid:

Please Cast Your Proxy Vote Today

All Sentinel Fund shareholders, including all employees who hold Sentinel Funds in their 401(k) plans, who have not yet cast their votes on several key Sentinel proposals by authorizing proxies, are urged to do so before the adjourned Special Meeting of Shareholders of Sentinel Group Funds, Inc. on December 19, 2005 at 1:00PM.

The voting process is a simple one. If you have your ballot handy, you can vote by providing instructions to an automated telephone service and follow the recorded instructions. The number is 1-866-241-6192 and the service is available 24 hours a day. With your ballot, you can also vote by internet, visiting https://vote.proxy-direct.com and follow the on-screen instructions. Or, you can complete the proxy card that has been mailed to you and fax it to 1-888-796-9932.

If you have misplaced your ballot, voting is still possible and a simple process. Please call 1-866-270-1864. Representatives are available to take your voting instructions between 9 a.m. and 9 p.m. Monday through Friday, and from 11 a.m. to 5 p.m. on Saturday. You will need to provide your employee number for Sentinel investments in the 401(k) plan or your account number or social security number for Sentinel investments outside the plan. You can also phone Sentinel Investor Services at 1-800 282-3863.

Additional information about the proposals is available at www.sentinelfunds.com or, if you have questions, please contact a Sentinel representative at 1-800-282-3863.

Your vote is important. And as of earlier this week, a large number of employees and field associates had not yet taken the opportunity to cast their votes by authorizing their proxies. Please consider doing so today.

               MacLeay & Thwaites Urge Employees & Agents To Vote
               --------------------------------------------------

The Special Meeting of Shareholders of Sentinel Group Funds, Inc. has been adjourned until December 19, 2005 at 1:00PM with respect to several proposals, including new advisory fees (High Yield Bond and Small Company Funds), a new Charter (All Funds), and the Funds' fundamental investment policies (High Yield Bond, New York Tax-Free Income, Short Maturity Government and Small Company Funds) in order to solicit additional votes.

"As of today, some 780 employees and agents who hold Sentinel Funds have not yet taken the opportunity to vote on these matters. I encourage you to carefully consider these matters and vote your shares today." by Tom Macleay

"We've tried to make the voting process as easy as possible. Everyone's vote makes a difference." by Christian Thwaites

We encourage you to utilize one of the following options today to record your voting instructions:

If you have your ballot handy:
------------------------------

1. Vote By Phone: To provide voting instructions by automated telephone, call 1-866-241-6192, available 24 hours a day, and follow the recorded instructions.
2. Vote By Internet: Visit https://vote.proxy-direct.com and follow the on-screen instructions.
3. Vote By Fax: Complete the proxy card previously mailed and fax it to us toll-free at 1-888-796-9932.

Lost, discarded or misplaced your ballot:
-----------------------------------------

4. Vote By Phone to proxy agent: Please call 1-866-270-1864. Representatives are available to take your voting instructions Monday through Friday between 9:00 a.m. to 9:00 p.m. and on Saturday from 11 a.m. to 5 p.m., Eastern Time.

     a. For investments in the 401k or pension plan please provide the agent with the last four digits of your employee number.
     b. For investments held outside of the plans please provide either your account number or social security number.

5. Vote by Phone to Sentinel Investor Services: Please call 1-800-282-3863. Representatives are available to take your voting instructions Monday through Friday between 8:00 a.m. to 5:00 p.m., Eastern Time.

     a. For investments in the 401k or pension plan please provide the last four digits of your employee number.
     b. For investments held outside of the plans please provide either your account number or social security number.

Additional information about the proposals was mailed to all applicable shareholders earlier this year and is also available at www.sentinelfunds.com. If you have any other questions, please contact a Sentinel representative at 1-800-282-3863.